EXHIBIT 99.4

                         LEHMAN BROTHERS HOLDINGS INC.
                       SEGMENT NET REVENUE INFORMATION
                         (Preliminary and Unaudited)
                                (In millions)


                                       Three Months Ended  Nine Months Ended
                                       ------------------  ------------------
                                       Aug. 31,  Aug. 31,  Aug. 31,  Aug. 31,
                                         2001      2000      2001      2000
                                       --------  --------  --------  --------

Investment Banking:
    Equity Underwriting                    101       194       364       682
    Debt Underwriting                      228       150       676       419
    Merger and Acquisition Advisory        131       227       442       534
                                       --------  --------  --------  --------
         Total                             460       571     1,482     1,635
                                       --------  --------  --------  --------

Capital Markets:
    Equities                               302       725     1,598     2,300
    Fixed Income                           663       557     1,849     1,403
                                       --------  --------  --------  --------
         Total                             965     1,282     3,447     3,703
                                       --------  --------  --------  --------

Client Services:
    Private Client                         171       186       546       638
    Private Equity                          32        13        58        33
                                       --------  --------  --------  --------
         Total                             203       199       604       671
                                       --------  --------  --------  --------

         Total Lehman                    1,628     2,052     5,533     6,009
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